UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2018

AURA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17249	95-4106894
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10541 Ashdale St.

Stanton, CA 90680

(Address of principal executive offices)

(310) 643-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)         On January 11, 2018, the Board of Directors authorized the Company to pay Melvin Gagerman, the Company’s Chief Executive Officer and Treasurer, a monthly salary of $16,000. The Company will also provide Mr. Gagerman with health and life insurance benefits.

The Board also authorized the Company to pay its directors $2,500 for each Board meeting attended, and $1,000 for each Board committee meeting attended. Committee chairs will receive $2,000 for each Board committee meeting attended. Each director also received warrants to purchase 200,000 shares of Company common stock at an exercise price of $0.20 per share.

The Board also appointed members of the Board to the Committees of the Board as indicated below:

●	Audit Committee
○	Jonathan Sloane*+
○	Roland Bopp
○	Gary Wells
●	Compensation Committee
○	Roland Bopp*
○	Ronald Buschur
○	Michael Paritee
●	Nominating & Corporate Governance Committee
○	Ronald Buschur*
○	Michael Paritee
○	Gary Wells
●	Technology Committee
○	Michael Paritee*
○	Ronald Buschur
○	Gary Wells

(* = Chairman; + = Designated Financial Expert)

Item 5.07	Submission of Matters to a Vote of Security Holders.

On January 11, 2018, the “Company held its Annual Meeting of Stockholders (the “Annual Meeting”) in Los Angeles, California. As of the record date, December 13, 2017, there were 126,602,875 shares of common stock entitled to vote at the Annual Meeting. There were present at the Annual Meeting, in person or by proxy, holders of 92,728,775 shares representing 73.24% of the common stock entitled to vote at the Annual Meeting.

The matters considered and voted on by the Company’s stockholders at the Annual Meeting, the votes cast for, withheld or against, and the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below:

1.      The Company’s stockholders elected each of the following five directors to hold office until the next Annual Meeting of stockholders and until their respective successors have been duly elected and qualified, with the vote on the matter being reflected as follows:

Nominees	Votes For	Votes Withheld
Roland J. Bopp	71,658,475	3,449,924
Ronald J. Buschur	71,658,427	3,449,977
Michael Paritee	71,658,436	3,449,968
Jonathon Sloane	71,658,485	3,450,009
Gary Wells	71,658,404	3,449,919

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2.      The Company’s stockholders voted to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect, at the discretion of the Board of Directors of the Company, a reverse stock split of all of the outstanding shares of the Company’s common stock, whereby each seven (7) shares would be combined and changed into one (1) share of common stock, with the vote on the matter being reflected as follows:

Votes For	Votes Against	Abstentions	Broker Non Votes
73,011,149	1,549,469	547,777	0

3.      The Company’s stockholders voted to approve, by non-binding advisory vote, the compensation of the Company’s named executive officers, with the vote on the matter being reflected as follows:

Votes For	Votes Against	Abstentions	Broker Non Votes
72,423,068	2,233,063	452,264	0

4.      The Company’s stockholders voted to recommend, by non-binding advisory vote, that future non-binding advisory votes to approve the compensation of the Company’s named executive officers be held every one year with the vote on the matter being reflected as follows:

One Year	Two Years	Three Years	Abstentions	Broker Non Votes
70,307,775	1,105,172	160,604	534,307	0

5.      The Company’s stockholders voted to ratify the appointment of KSP Group, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2018, with the vote on the matter being reflected as follows:

Votes For	Votes Against	Abstentions	Broker Non Votes
92,728,014	207,310	116,359	17,943,288

The Company’s Board of Directors has determined that, consistent with the results of the stockholder advisory vote, as had been recommended by the Board of Directors, the Company will hold future stockholder advisory votes to approve the compensation of the Company’s named executive officers on an annual basis.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 18, 2018	By:	/s/ Melvin Gagerman
Melvin Gagerman
Chief Executive Officer

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